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                                                                  EXHIBIT 10.12



ADDENDUM TO EMPLOYMENT AND NONCOMPETE AGREEMENT
ROBERT E. LISS

         THIS AGREEMENT, dated December 23, 1998 is made by and between Robert
E. Liss, a resident of the State of Arizona ("Executive"), and Taurus Trucking, Inc., a Kansas corporation ("Employer"), a wholly owned subsidiary of Mark VII Transportation Company, Inc., a Delaware corporation ("Mark VII").

RECITALS

         A. Executive entered into an Employment and Noncompete Agreement as of July 1, 1994 with another subsidiary of Mark VII, Jupiter Transportation, Inc., also a Kansas corporation which has recently terminated its business and is being dissolved.

         B. Business unit/profit centers assigned to the management of Executive have sustained pre-tax operating losses in 1998.

         C. To the extent expressly provided for set forth herein, Executive, Employer and Mark VII desire to transfer Executive's employment from Jupiter Transportation, Inc. to Taurus Trucking, Inc. and to provide for terms and conditions under which Executive will reimburse his Employer and Mark VII for the 1998 losses over the next 4 years, 1999 through 2002.

         D. Unless expressly so stated herein, all other terms and provisions of the "Employment and Noncompete Agreement of July 1, 1994 shall continue as originally provided without any modification except as expressly stated herein.

                                    AGREEMENT

         In consideration of the mutual promises, covenants and agreements contained herein and in the underlying agreement and this addendum, the parties do hereby agree as follows:

I. ASSIGNMENT AND TRANSFER OF JULY 1, 1994 "EMPLOYMENT AND NONCOMPETE AGREEMENT" FROM JUPITER TO TAURUS.

         Mark VII Transportation Company, Inc. and its wholly owned subsidiary, Jupiter Transportation, Inc. do hereby transfer and assign all of their right, title and interest in and to the July 1, 1994 "Employment and Noncompete Agreement entered into with Executive unto Taurus Trucking, Inc., a Kansas corporation. Executive does hereby agree and consent to said assignment.


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II.      REPAYMENT OF 1998 PRE-TAX OPERATING LOSSES.

         Executive, Employer and Mark VII currently anticipate that the business unit/profit centers assigned to the management responsibility of the Executive pursuant to the provisions of the July 1, 1994 "Employment and Noncompete Agreement" will incur substantial pre-tax operating losses in 1998. With respect thereto, Executive does hereby undertake and agree to reimburse Employer and Mark VII for an amount equal to said 1998 pre-tax operating losses in not more than four years 1999 through 2002 out of future pre-tax profits otherwise earned by business units/profit centers assigned to the management of the Executive, in addition to the bonuses provided below.

In each such year, 75% of the $250,000 bonus on the first $1 million of pre-tax profits earned by business units/profit centers assigned to the management of the Executive shall be distributable to the Executive and his management staff, and the remaining 25% applied to the 1998 operating deficit. As to all such pre-tax profit earned each year in excess of $1 million, 10% of the $250,000 (25%) bonus shall be distributable to Executive and his management staff and remainder, 90%, applied to reimbursement of the 1998 operating pre-tax profit deficit. Executive shall not be charged any interest on the outstanding balance of the 1998 deficit during the years 1999 through 2002.

IN WITNESS WHEREOF, the parties have executed this addendum on the day and year first above written.



                                         "EMPLOYER"
                                         TAURUS TRUCKING, INC.

                                         By:  /s/ R. C. Matney
                                              ---------------------------------
                                               R. C. Matney, Chairman




                                         "EXECUTIVE"

                                          By:  /s/ Robert E. Liss
                                               --------------------------------
                                               Robert E. Liss